Exhibit 10.5

CIT Finance LLC
CIT Lending Services Corporation
CIT Capital Securities LLC
1 CIT Drive
Livingston, New Jersey 07039

11 West 42nd Street
New York, New York 10036

November 15, 2012

Senior Credit Facilities

Commitment Letter

InterMedia Outdoors Holdings, LLC

405 Lexington Avenue, 48th Floor

New York, NY 10174

Attention: Peter Kern, Managing Partner

Ladies and Gentlemen:

InterMedia Outdoors Holdings, LLC (“IM”, also referred to herein as “you”) has advised CIT Finance LLC (“CITFL” or “Agent”), CIT Lending Servicing Corporation (“CITLSC”) and CIT Capital Securities LLC (“CITCS” or “Arranger”, and together with CITFL, CITLSC or any of their respective affiliates that becomes a lender or Agent with respect to the credit facilities hereunder being the “Commitment Parties”; sometimes referred to herein as “we” or “us”) that each of (i) IM, parent of InterMedia Outdoors Holdings, Inc. and The Sportsman Channel, Inc. and (ii) Outdoor Channel Holdings, Inc. (“OUTD” and together with IM, the “Merger Parties” and each a “Merger Party”) intend to, pursuant to the transactions contemplated by the Merger Agreement (as defined below), become subsidiaries of Outdoor Borrower, LLC (the “Borrower”), a wholly-owned subsidiary of Outdoor Guarantor, LLC (“Holdco”), itself a wholly-owned subsidiary of InterMedia Outdoor Holdings, Inc. (the “Parent”), a newly-formed public company of which IM is a shareholder, and through consummation of such merger, shall be indirectly controlled by IM through the Parent (the “Transaction”).

1.	Commitments.

IM has requested that the Commitment Parties commit to provide senior credit facilities in the aggregate amount of $150,000,000 (to be comprised of a term loan facility in an aggregate principal amount of $140,000,000 and a revolving credit facility in an aggregate principal amount of $10,000,000) (collectively, the “Senior Credit Facilities”), and that CITCS agree to arrange and syndicate such Senior Credit Facilities to a group of lenders. The proceeds of loans made under the Senior Credit Facilities will be used: (i) to refinance certain existing indebtedness of IM and its subsidiaries; (ii) to finance the cash consideration for the Transaction; (iii) to fund ongoing working capital requirements; (iv) to pay for fees and expenses associated with the Transaction; and (v) for general corporate purposes.

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Based upon and subject to the terms and conditions set forth in this commitment letter (the “Commitment Letter”), the Summary of Indicative Terms and Conditions attached hereto as Appendix A (the “Term Sheet”) and the fee letter of even date herewith (the “Fee Letter”, and together with the Commitment Letter and the Term Sheet, the “Commitment”), (i) CITFL is pleased to advise you of its commitment (acting directly or through one or more affiliates) to provide $75,000,000 of the Senior Credit Facilities, (ii) CITLSC is pleased to advise you of its commitment (acting directly or through one or more affiliates) to provide $75,000,000 of the Senior Credit Facilities, (iii) CITFL is pleased to advise you of its agreement (acting directly or through one or more affiliates) to act as the administrative agent and collateral agent in respect of the Senior Credit Facilities and (iv) CITCS is pleased to advise you of its agreement to act as the arranger and sole bookrunner for the Senior Credit Facilities and to use commercially reasonable efforts to syndicate all or a portion of the Senior Credit Facilities to a syndicate of Lenders. CITFL or an affiliate will act as the sole administrative agent and sole collateral agent and CITCS will act as the sole lead arranger and sole bookrunner for the Senior Credit Facilities. You agree that no other agents or arrangers will be appointed, and no other titles or compensation (other than as set forth in the Fee Letter) will be awarded or paid, in connection with the Senior Credit Facilities unless approved by the Commitment Parties.

In consideration of the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the fees (refundable and nonrefundable, as the case may be) described in the Term Sheet and the Fee Letter.

2. Conditions.

The Commitment does not set forth all of the terms and conditions of the proposed financing; rather, it only summarizes the major points of understanding which will be the basis of the final financing agreements and related documentation (which are collectively referred to herein as the “Loan Documentation”) which will be drafted by, and will be, to the extent not consistent with the Commitment, in form and substance reasonably satisfactory to, the Commitment Parties and their counsel for senior debt financing transactions of this kind. All terms used in this Commitment Letter and not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet. The Commitment is issued by the Commitment Parties based upon the financial and other information regarding the Holdco, the Borrower, the Merger Parties and their respective subsidiaries and the Transaction previously provided to the Commitment Parties. The Commitment is subject solely to the fulfillment of the conditions set forth on Appendix B.

3. Syndication.

We reserve the right, prior to or after the execution of the Loan Documentation, to syndicate all or a portion of the Senior Credit Facilities (including, in our discretion, all or a portion of our commitments hereunder) to a group of financial institutions (together with CITFL, CITLSC or their respective affiliates, the “Lenders”) identified by us in consultation with you and subject to your reasonable consent. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of you, the Holdco, the Borrower and the Merger Parties, (b) direct contact between senior management, representatives and advisors of you, the Holdco, the Borrower and IM (and your using commercially reasonable efforts to cause direct contact between senior management representatives and

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advisors of OUTD) and the proposed Lenders, (c) assistance by you, the Borrower, the Holdco and IM (and your using commercially reasonable efforts to cause the assistance by OUTD) in the preparation of a Confidential Information Memorandum for the Senior Credit Facilities and other marketing materials to be used in connection with the syndication, and (d) the hosting, with CITCS, of one or more meetings of prospective Lenders.

CITCS will manage all aspects of any syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate and any applicable titles, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CITCS in its syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Borrower, the Holdco and the Merger Parties to provide) to CITCS all information with respect to the Borrower, the Holdco and the Merger Parties and their respective subsidiaries, the Transaction and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request. The agreements in this paragraph shall survive termination of this Commitment and the closing of the Senior Credit Facilities.

At our request, you agree to prepare versions of the information package and presentation and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning the Holdco, the Borrower or the Merger Parties, their respective affiliates or their securities. In addition, you agree that unless specifically labeled “Public — Does Not Contain Non-Public Information,” information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Senior Credit Facilities, whether through an internet website (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will be treated by such prospective Lenders as containing material non-public information concerning the Holdco, the Borrower or the Merger Parties, their respective affiliates and their securities.

4. Information.

You hereby represent and covenant that (i) all written information (other than Projections, forward looking information and information of a general economic or industry specific nature) which has been or is hereafter made available to the Commitment Parties by or on behalf of either of IM, the Holdco, the Borrower or OUTD or their respective representatives or affiliates in connection with the transactions contemplated hereby (“Information”) is, or when furnished will be, when taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (ii) the Projections that have been or will be made available to the Commitment Parties have been and will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time made available to the Commitment Parties. You hereby agree to supplement, and to cause the Holdco, the Borrower and the Merger Parties to supplement, the Information and the Projections from time to time and to promptly advise us of all developments materially affecting IM, the Holdco, the Borrower, OUTD, any of their respective subsidiaries or affiliates or the transactions contemplated hereby until the Close Date so that the representation and warranty in the preceding sentence is correct on the Close Date. In structuring and entering into the Senior Credit Facilities, the Commitment Parties will be using and relying on the Information and the Projections without independent verification thereof.

5. Indemnity and Expenses.

IM, InterMedia Outdoors Holdings, Inc., and The Sportsman Channel, Inc., jointly and severally, agree (a) to indemnify and hold harmless each Commitment Party and the Lenders and their respective affiliates

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and controlling persons and the respective officers, directors, employees, agents, attorneys, members and successors and assigns of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (collectively, “Losses”), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter (including the Term Sheet), the Fee Letter, the Transaction, the Senior Credit Facilities or the syndication thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each of the Indemnified Persons upon demand for the reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing (limited, in the case of legal expenses, to the fees and expenses of one firm of counsel for all Indemnified Persons (and, if necessary, one firm of local counsel to all Indemnified Persons in each appropriate jurisdiction, regulatory counsel to all Indemnified Persons, and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses)); provided that the foregoing indemnity will not, as to any Indemnified Person, apply to (i) Losses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1)(x) the bad faith, willful misconduct or gross negligence of such Indemnified Person or any of its affiliates or any of the partners, directors, officers, employees or advisors of any affiliate of such Indemnified Person (collectively, such Indemnified Persons’ “Related Parties”) or (y) such Indemnified Person’s material breach of this Commitment Letter or the Loan Documentation or (2) claims among Indemnified Persons not involving an act or omission by IM, InterMedia Outdoors Holdings, Inc. or The Sportsman Channel, Inc. or any of their affiliates (other than any claim against the Agent or the Arranger in its capacity as such) or (ii) any settlement of any proceeding entered into by any Indemnified Person without your written consent (not to be unreasonably withheld or delayed), and (b) to reimburse each of the Commitment Parties from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of the Commitment Parties’ due diligence investigation, syndication expenses, travel expenses, reasonable fees, disbursements and other charges of one firm of counsel to the Commitment Parties (and, if necessary, one firm of local counsel to the Commitment Parties in each appropriate jurisdiction, regulatory counsel to the Commitment Parties, and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses)), in each case incurred in connection with the Senior Credit Facilities and the preparation of this Commitment Letter, the Fee Letter, the Loan Documentation and any security arrangements in connection therewith and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver thereof), whether or not the Close Date occurs or any Loan Documentation is executed and delivered or any extensions of credit are made under any of the Senior Credit Facilities. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for (i) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person or (ii) any indirect, special, punitive or consequential damages in connection with its activities related to the Senior Credit Facilities.

6. Other Services.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither the Commitment Parties nor any of their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither the Commitment Parties nor any of their affiliates will furnish any such information to other persons. You also acknowledge that neither the Commitment Parties nor any of their affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

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You hereby agree that, on or after the closing of the Senior Credit Facilities, the Commitment Parties or any of their affiliates may place “tombstone” advertisements (which may include any of IM, the Holdco and/or Borrower’s trade names or corporate logos and a brief description of the Senior Credit Facilities and the Transaction) in publications or other media of their choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form and related hyperlinks to IM, the Holdco and/or the Borrower’s corporate website) at such Commitment Party’s own expense. In addition, any Commitment Party may disclose the information about the Senior Credit Facilities and the Transaction to market data collectors and similar service providers to the financing community.

7. Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) to your respective officers, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) as required by applicable law or compulsory legal process or to the extent requested or required by governmental or regulatory authorities (in which case you agree to inform us promptly thereof, so long as such notice is not prohibited by law or by the relevant governmental or regulatory authority); provided that you may disclose this Commitment Letter, the Term Sheet and the contents hereof and thereof and the Fee Letter (but not the fees, syndication flex and related provisions set forth therein) to the Merger Parties and their respective attorneys, accountants and advisors on a confidential and need-to-know basis; provided, however, that such disclosure shall be made only on the condition that such matters may not, except as required by law or to the extent requested or required by governmental or regulatory authorities, be further disclosed. None of this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed by IM, the Holdco or the Borrower directly or indirectly to any other potential source of financing without the prior written consent of the Commitment Parties. No person, other than the parties hereto, is entitled to rely upon this Commitment Letter or any of its contents or have any beneficial or legal right, remedy, or claim hereunder. No person shall, except as required by law, use the name of, or refer to, any Commitment Party, or any of their affiliates, in any correspondence, discussions, press release, advertisement or disclosure made in connection with the Senior Credit Facilities without the prior written consent of such Commitment Party.

Each Commitment Party shall use all non-public information received by it in connection with the Transaction solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) to any Lenders or participants or prospective Lenders or participants, (b) as required by applicable law or compulsory legal process or to the extent requested or required by governmental or regulatory authorities (in which case we agree to inform you promptly thereof, so long as such notice is not prohibited by law or by the relevant governmental or regulatory authority), (c) to its officers, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and (d) to any of its affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and that each Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the Transaction; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties, including, without

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limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information.

8. Survival.

The compensation, reimbursement, expense, indemnification, confidentiality (including as set forth in the first paragraph of section 7 hereof), governing law, forum and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments of the Commitment Parties.

9. Assignments; Amendments; Governing Law, Etc.

The Commitment shall not be assignable by you without the prior written consent of the Commitment Parties. The Commitment is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or to create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and you agree that it does not create a fiduciary relationship among the parties hereto. The Commitment Parties may assign their commitments hereunder to any of their affiliates or any Lender. Any such assignment to an affiliate or a Lender will not relieve the Commitment Parties from any of their obligations hereunder unless and until such affiliate or Lender shall have funded the portion of the commitment so assigned, except that any such an assignment of any portion of the revolving credit facility shall relieve the relevant Commitment Parties from their obligations hereunder as of the Close Date. Any and all obligations of, and services to be provided by, the Commitment Parties hereunder (including, without limitation, the Commitment) may be performed and any and all rights of the Commitment Parties hereunder may be exercised by or through any of their affiliates or branches. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT THE IM MATERIAL ADVERSE EFFECT AND THE OUTD MATERIAL ADVERSE EFFECT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

This Commitment Letter, together with the Term Sheet and the Fee Letter, embodies the entire understanding among the parties hereto relating to the matters discussed herein and therein and supersedes all prior discussions, negotiations, proposals, agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof. No course of prior conduct or dealings between

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the parties hereto, no usage of trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. Any modification or waiver of the Commitment or the terms hereof must be in writing, must be stated to be such and must be signed by an authorized representative of each party hereto.

10. Patriot Act.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies IM, the Borrower, each Guarantor and each Merger Party, which information includes names and addresses and other information that will allow such party to identify any of the foregoing parties in accordance with the Patriot Act.

11. Acceptance of Commitment; Termination.

If you wish to accept the Commitment, please return executed counterparts of this Commitment Letter and the Fee Letter to CITFL on or before 5:00 p.m., New York City time, on November 15, 2012; otherwise, the offer set forth herein shall automatically terminate on such date and time and be of no further force or effect. In the event that the initial borrowing in respect of the Senior Credit Facilities does not occur on or before May 15, 2013 or the closing of the Transaction without the use of the Senior Credit Facilities, then this Commitment Letter and the commitment and undertakings of each Commitment Party hereunder shall automatically terminate unless the Commitment Parties shall, in their discretion, agree to an extension. Before such date, any Commitment Party may terminate its obligations under this Commitment Letter if any event occurs or information becomes available that, in its judgment, results or is likely to result in the failure to satisfy any condition precedent set forth or referred to herein or in the Term Sheet or the other exhibits hereto.

[Signature Pages Follow]

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This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart of this Commitment Letter.

Very truly yours,

CIT FINANCE LLC

By:	/S/ CIT FINANCE LLC
Name:
Title:

CIT LENDING SERVICES CORPORATION

By:	/S/ CIT LENDING SERVICES CORPORATION
Name:
Title:

CIT CAPITAL SECURITIES LLC

By:	/S/ CIT CAPITAL SECURITIES LLC
Name:
Title:

Securities and investment banking services provided through CIT Capital Securities LLC, an affiliate of CIT.

The Foregoing Is Hereby Accepted And

Agreed To In All Respects By The Undersigned:

INTERMEDIA OUTDOORS HOLDINGS, LLC

By:	/s/ InterMedia Outdoors Holdings, LLC
Name:
Title:

INTERMEDIA OUTDOOR HOLDINGS, INC.

By:	/s/ InterMedia Outdoor Holdings, Inc.
Name:
Title:

THE SPORTSMAN CHANNEL, INC.

By:	/s/ The Sportsman Channel, Inc.
Name:
Title:

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